Exhibit 10.1
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into this 3rd day of September, 2008, by and between QUESTCOR PHARMACEUTICALS, INC., a California corporation (the “Company”) and INVERLOCHY CONSULTADORIA & SERVICOS L.D.A., a corporation organized under the laws of Portugal (“Shareholder”).
RECITALS
     A. Shareholder holds of record Four Million Seven Hundred and One Thousand and Four Hundred and Forty-Five (4,701,445) shares of the Common Stock, no par value, of the Company.
     B. The Company desires to repurchase One Million and Eight Hundred Thousand (1,800,000) of the shares from Shareholder (the “Repurchased Shares”) and Shareholder desires to sell the Repurchased Shares to the Company, for an aggregate repurchase consideration equal to Nine Million and One Hundred-Eight Thousand U.S. Dollars ($9,108,000) (the “Repurchase Price”) representing a per share price of Five U.S. Dollars and Three Cents ($5.06), all on the terms set forth in this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
Repurchase.
Shareholder agrees to and does hereby sell, transfer and convey to the Company the Repurchased Shares, free and clear of all liens, claims and encumbrances, and the Company agrees to and does hereby purchase the Repurchased Shares. In consideration of the sale and transfer of the Repurchased Shares, the Company shall pay to Shareholder the Repurchase Price, all on the terms set forth in this Agreement. As a result of the repurchase, in accordance with the Company’s Articles of Incorporation and the California General Corporation Law, the Repurchased Shares shall return to the status of authorized by unissued shares of the Company.
Deliveries.
The Company shall pay to Shareholder the Repurchase Price by wire transfer in immediately available funds. Promptly following the date of this Agreement, Shareholder shall deliver to the Company duly executed stock powers in the form of Exhibit A attached hereto transferring the Repurchased Shares to the Company and stock certificates including the Repurchased Shares registered in the name of such Shareholder for cancellation and return to the Company’s stock record book. Upon receipt of the stock certificates and duly executed stock powers, the Company shall direct its transfer agent to issue a new stock certificate representing the remaining shares included in the stock certificates delivered by Shareholder to the Company. Shareholder has provided the correct wire transfer instructions to effect the wire transfer to the Company.

Representations, Warranties and Covenants of the Shareholder. Shareholder hereby represents, warrants and covenants to the Company as follows:
Legal Power. Shareholder has the requisite legal power and authority to enter into this Agreement, to deliver the Repurchased Shares and to carry out and perform its obligations under the terms of this Agreement, without obtaining the approval or consent of any other party or authority.
Title to Shares. Shareholder owns the Repurchased Shares free and clear of all liens, charges, claims, encumbrances, security interests, equities, restrictions on transfer (other than restrictions under applicable securities laws) or other defects in title of any kind or description and, upon delivery of the Repurchased Shares and receipt of the Repurchase Price therefor, Shareholder will convey to the Company valid and marketable title to the Repurchased Shares, free and clear of all liens, charges, claims, encumbrances, security interests, equities, restrictions on transfer (other than restrictions under applicable securities laws) or other defects in title or description.
Investment Representations. Due to Shareholder’s pharmaceutical industry experience, Shareholder possesses the expertise to be able to fend for itself in the transaction contemplated by this Agreement. Shareholder has had, during the course of this transaction and prior hereto, the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Company, its operations and prospects, and the terms and conditions of this Agreement. Shareholder is entering into this Agreement freely and each understands and expressly accepts and assumes the economic and market risk associated with the transactions contemplated by this Agreement and agrees that this Agreement shall be in all respects effective and not subject to termination or rescission under any circumstances.
Tax Matters. Shareholder acknowledges that the Company is making no representation or warranty as to the tax consequences for Shareholder in selling the Shares for the Repurchase Price pursuant to this Agreement. Shareholder further acknowledges that it has had an opportunity to seek independent counsel and advisors with respect to tax and other matters relating to this Agreement, and Shareholder acknowledges and agrees that it shall bear their own tax consequences, if any, of Shareholder’s selling the Repurchased Shares for the Repurchase Price pursuant to the terms of this Agreement. The Company acknowledges and agrees that it shall bear its own tax consequences, if any, of the Company’s purchasing the Repurchased Shares for the Repurchase Price pursuant to the terms of this Agreement. Following execution of this Agreement Shareholder will promptly deliver to the Company a properly executed IRS Form W-8.
Company Representations.
Legal Power. Company represents and warrants to Shareholder that this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms and no consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by the Company of this Agreement, other than the filing of a Form 8-K with the Securities and Exchange Commission.
Accounting Treatment. The Company will account for the Repurchase in its financial statements as a reduction of the line item “common stock” on its balance sheet and the Repurchase has no impact on the Company’s income statement or its accumulated deficit.

Miscellaneous.
Entire Agreement. This Agreement represents and contains the full, final and complete agreement and understanding between the parties hereto relating to or connected with the subject matter hereof. This Agreement shall not be amended except in a writing signed by the parties hereto. Notwithstanding the foregoing, each party agrees that, at any time and from time to time after the date hereof, it will take any and all actions and execute and deliver to any other party such further instruments or documents as may reasonably be required to give effect to the intentions of the parties as contemplated under this Agreement.
Governing Law and Venue. This Agreement was entered into in the State of California, and its validity, construction, interpretation and legal effect shall be governed by the laws and judicial decisions of the State of California applicable to contracts entered into and performed entirely within the State of California and by applicable federal law, and the choice-of-law provisions of California law shall not be applied to substitute the law of any other State or nation. The parties expressly agree that any action arising out of or relating to this Agreement shall be filed and maintained only in the courts of the State of California for the County of Alameda, or the United States District Court for the Northern District of California. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action, and that each such court is a proper venue for litigating any such action.
Attorneys’ Fees. In the event that either party to this Agreement shall commence any action to interpret or enforce this Agreement or any action to enforce or appeal any decision or judgment rendered in connection therewith, the prevailing party in any such action or actions shall recover such party’s reasonable costs and expenses incurred in connection therewith, including reasonably attorneys’ fees.
Counterparts. This Agreement may be executed in two or more counterparts, which shall together constitute one and the same agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
“COMPANY”
QUESTCOR PHARMACEUTICALS, INC.
a California corporation

/s/ Don Bailey
Don Bailey President and Chief Executive Officer
INVERLOCHY CONSULTADORIA & SERVICOS L.D.A.

/s/ Roberto Carlos de Castro Abrev
By: Roberto Carlos de Castro Abrev Its: Director

EXHIBIT A
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto QUESTCOR PHARMACEUTICALS, INC., a California corporation (the “Company”), ___shares of the Company’s Common Stock, no par value, of the Company, standing in the undersigned’s name on the books of the Company, represented by Certificate No. ___, and does hereby irrevocably constitute and appoint George M. Stuart, as attorney-in-fact, to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: September 3rd, 2008	[SIGNATURE BLOCK]

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